CONSENT OF INDEPENDENT AUDITORS



To the Board of Trustees of
Franklin New York Tax-Free Trust



We consent to the incorporation by reference in Post-Effective Amendment No. 13 to the Registration Statement of Franklin New York Tax-Free Trust on Form N-1A (File No. 33-7785 & 811-4787) of our report dated January 31, 1996 on our audit of the financial statements and financial highlights of Franklin New York Tax-Free Trust, which report is included in the Annual Report to Shareholders for the year ended December 31, 1995, which is incorporated by reference in the Registration Statement.



                          /s/ COOPERS & LYBRAND L.L.P.



San Francisco, California
February 27, 1996